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                                                                      EXHIBIT 23


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 33-31932, 33-40222, 333-15933, 333-24187, and 333-28415) and in
the related Prospectuses, and in the Registration Statements (Form S-8 Nos. 33-31439, 33-33887, 33-34112, 33-34834, 33-44519, 33-58929, 333-04021,
333-17889, 333-45935, and 333-45939) pertaining to the 1987 Stock Option Plan of MagneTek, Inc., the MagneTek, Inc. FlexCare Plus Retirement Savings Plan, the 1989 Incentive Stock Compensation Plan of MagneTek, Inc., the MagneTek Unionized Employee Savings Plan, the Amended and Restated 1989 Incentive Stock Compensation Plan of MagneTek, Inc., the Second Amended and Restated 1989 Incentive Stock Compensation Plan of MagneTek, Inc., the MagneTek, Inc. Non-Employee Director Stock Option Plan, the MagneTek, Inc. Deferral Investment Plan, the MagneTek, Inc. 1997 Non-Employee Director Stock Option Plan, and the MagneTek, Inc. Director Compensation and Deferral Investment Plan, of our reports dated August 20, 1999, with respect to the consolidated financial statements and schedule of MagneTek, Inc. included or incorporated by reference in the Annual Report (Form 10-K) for the year ended June 30, 1999.



                                                            ERNST & YOUNG LLP

Nashville, Tennessee
September 22, 1999